# PDL

# First Quarter 2017 Financial Results Conference Call

May 3, 2017

# Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

# Focus: Long-term Value

- Focused on growth in order to continue value creation for shareholders.
- Have committed over $1.4 billion and deployed over $1.1 billion since launching this strategy in 2012.
- Expansion in our strategy with our first significant equity transaction with Noden Pharma DAC in July 2016.
  - Seeking investments in additional spec pharma products and companies. May offer attractive terms in both short and intermediate term.
  - Products for sale have largely not been recently marketed
  - Cash position of >$400mm puts PDL in good position for further acquisitions.

PDL

# Noden Background

- Noden Pharma
  - Domiciled in Ireland and has operating companies in US and EU.
  - Formed for the purpose of acquiring specialty pharma products.
  - PDL owns 98.8% of Noden and holds three of the five board seats.
  - Noden already has two products on the market—both indicated for hypertension.
    - Tekturna and Tekturna HCT, as they are known in the US, and Rasilez® and Rasilez HCT®, as they are known in the rest of the world.

# Transitioning from Novartis

## Commercialization

- **US**
  - Noden USA fielded a contract sales force of 40 dedicated solely to these products, in late February 2017.
    - Average tenure of US Noden sales force is ~12 years with over half having previous experience with hypertension products.
  - First quarter sales impacted due to field force starting later in quarter than planned and impact of formulary coverage.
- **Ex-US**
  - Novartis distributing until transfer of marketing authorizations and Noden receiving a transfer of profits.
    - Transfers (specifically EU, Switzerland, Canada and Japan) are now expected to take place in the second half of this year.
  - Noden DAC assuming commercialization responsibilities after marketing authorization transfer.

PDL

# 16 Royalty & Debt Investments

## 10 Current Deals

| Deal Type | Company | Amount | Date |
|---|---|---|---|
| Royalty Acquisition | kybella | $9,500,000 | July 2016 |
| Royalty Acquisition | AcelRx Pharmaceuticals, Inc. | $65,000,000 | September 2015 |
| Senior Secured Financing | CareView Communications | $40,000,000 | June 2015 |
| Royalty Acquisition | University of Michigan | $65,600,000 | November 2014 |
| Royalty Acquisition | VB Viscogliosi Bros., LLC | $15,500,000 | June 2014 |
| Senior Secured Note Purchase | kaléo | $150,000,000 | April 2014 |
| Senior Secured Financing | Direct Flow Medical, Inc. | $50,000,000 | November 2013 |
| Royalty Acquisition | Depomed | $240,500,000 | October 2013 |
| Senior Secured Financing | LENSAR | $60,000,000 | October 2013 |
| Royalty Transaction/ Senior Secured Financing | Wellstat Diagnostics, LLC | $44,000,000 | November 2012 |

## 6 Concluded Deals

| Deal Type | Company | Amount | Date |
|---|---|---|---|
| Royalty Acquisition | ARIAD | Up to $140,000,000 | July 2015 |
| Senior Secured Financing | Paradigm Spine | $75,000,000 | February 2014 |
| Senior Secured Financing | Durata Therapeutics | $70,000,000 | October 2013 |
| Royalty Transaction/ Senior Secured Financing | AxoGen | $20,800,000 | October 2012 |
| Senior Secured Financing | Merus Labs | $55,000,000 | July 2012 |
| Royalty Transaction/ Senior Secured Financing | Avinger | $40,000,000 | April 2013 |

- **Concluded deals have yielded an average IRR of 18.2%**
  - Direct Flow Medical not considered concluded as we are still in process of monetizing assets

PDL

# Concluded ARIAD Transaction

- Synthetic royalty transaction signed in July 2015.
- PDL funded $100 million.
- Acquisition of ARIAD by Takeda closed in February.
- PDL exercised put option which resulted in repayment of 1.2x multiple of the $100 million, less royalty payments received by PDL thus far.
- $111.3 million was received from Takeda on March 30th fulfilling its obligations under the put option. This represents 17.5% annualized return on our investment.

PDL

# Settlement of Merck Lawsuit

- Resolved patent infringement lawsuit with Merck related to manufacture and sale of product prior to the expiration of the Queen et al. patents in 2014 on favorable terms.
- Announced settlement agreement in late April to resolve patent infringement lawsuit related to Merck's Keytruda.
- Merck will pay PDL a one-time, lump sum payment of $19.5 million in exchange for fully paid up, royalty free, non-exclusive license to certain patent rights re Keytruda.
- Payment expected this month and will be recognized by PDL as license revenue in the second quarter.
- Both parties have now dismissed all claims in the relevant lawsuit.

PDL

# Wellstat Diagnostics Foreclosure Process

- **NY State litigation to enforce the guarantee**
  - In February of 2017, the Appellate Division of New York reversed a NY Supreme Court summary judgment decision which had been in PDL's favor on strictly procedural grounds, but affirmed the denial by the NY Supreme Court of the Guarantors' summary judgment motion requesting a decision that the guarantees had terminated. The action will return to the Supreme Court for a proceeding on the merits.
- **PDL has commenced a non-judicial foreclosure process to collect on the sale of certain Virginia real estate and a UCC Article 9 sale of intellectual property assets owned by the guarantors of the loan.**
  - In parallel with the litigation proceedings in New York, PDL has noticed the non-judicial sale of certain Virginia real estate in accordance with a deed of trust held by PDL and initiated a process for the sale of certain intellectual property assets of the Guarantors.
  - The Wellstat Diagnostics Guarantors have filed a motion at the New York Supreme Court to enjoin PDL's non-judicial sale of the real estate and to prevent PDL from enforcing its security interests in the Wellstat Diagnostics Guarantors' intellectual property during the pendency of any action involving the guarantees. The court has not yet decided on the Wellstat Diagnostics Guarantor motions, however we expect the injunction hearing to be scheduled soon.

PDL

# First Quarter 2017 Financials

| (In thousands, except per share amounts) (unaudited) | Three Months Ended March 31, 2017 | 2016 |
|---|---|---|
| Royalties from Queen et al. patents | $ 14,156 | $ 121,455 |
| Royalty rights - change in fair value | 13,146 | (27,102) |
| Interest revenue | 5,457 | 8,964 |
| Product revenue, net | 12,581 | - |
| License and other | 100 | (193) |
| Total revenues | 45,440 | 103,124 |
| Cost of product revenue | 2,552 | - |
| Amortization of intangible assets | 6,015 | - |
| General and administrative expenses | 12,576 | 9,846 |
| Sales and marketing | 2,584 | - |
| Research and development | 1,766 | - |
| Change in fair value of anniversary payment and contingent consideration | 1,442 | - |
| Total operating expenses | 26,935 | 9,846 |
| Operating income | 18,505 | 93,278 |
| Interest and other income, net | 212 | 113 |
| Interest expense | (4,971) | (4,550) |
| Income before income taxes | 13,746 | 88,841 |
| Income tax expense | 6,552 | 32,954 |
| Net income | 7,194 | 55,887 |
| Less: Net income/(loss) attributable to noncontrolling interests | (47) | - |
| Net income attributable to PDL's shareholders | $ 7,241 | $ 55,887 |
| Net income per share - Basic | $ 0.04 | $ 0.34 |
| Net income per share - Diluted | $ 0.04 | $ 0.34 |

PDL

# First Quarter 2017 Financials

| *Condensed consolidated balance sheet (unaudited)* | March 31, 2017 | December 31, 2016 |
|---|---|---|
| Cash, cash equivalents and investments [(1)] | $ 409,318 | $ 242,141 |
| Total notes receivable | $ 261,025 | $ 270,950 |
| Total royalty rights - at fair value | $ 293,801 | $ 402,318 |
| Total assets | $ 1,237,773 | $ 1,215,387 |
| Convertible notes payable | $ 235,118 | $ 232,443 |
| Total stockholders's equity | $ 762,936 | $ 755,423 |

[(1)] Includes $75MM certificate of deposit restricted until August 2017.

PDL

# PDL Share Repurchase Program

- On March 1, 2017, PDL's board authorized the repurchase of issued and outstanding PDL common stock having an aggregate value of up to $30 million through March 2018.
- All shares repurchased will be retired and restored to authorized but unissued shares of common stock.
- PDL repurchased 3.9 million shares during March.
  - Aggregate purchase price of $8.5 million at an average cost of $2.16 per share.
  - 590,000 shares held in treasury stock at total cost of $1.3 million. Shares were settled and retired on April 4, 2017.
- PDL repurchased 3.7 million shares during April.
  - Aggregate purchase price of $7.9 million at an average cost of $2.16 per share.
- Total repurchased under this program to date equals 7.6 million shares for a total of $16.4 million. Our total shares now outstanding as of April 30, 2017 are 159.5 million shares.

PDL

PDL

# Question and Answer Session